Registration No. 333-205379
Registration No. 333-153612
Registration No. 333-146319
Registration No. 333-139600
Registration No. 333-123212

As filed with the Securities and Exchange Commission on May 11, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-205379)

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-153612)

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-146319)

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-139600)

POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-123212)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALEXION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3648318
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

100 College Street, New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Alexion Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Plan
Alexion Pharmaceuticals, Inc. 2017 Incentive Plan
(Full title of the plan)

John B. Moriarty, Jr., Esq.
Executive Vice President, General Counsel
Alexion Pharmaceuticals, Inc.
100 College Street,
New Haven, Connecticut 06510
(Name and address of agent for service)
(475) 230-2596
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

Alexion Pharmaceuticals, Inc. (the “Registrant”) hereby amends its Registration Statements on Form S-8 (Registration No. 333-205379, Registration No. 333-153612, Registration No. 333-146319, Registration No. 333-139600, Registration No. 333-123212) (collectively, the “Registration Statements”) by filing this Post-Effective Amendment No. 1 to such Registration Statements to reflect that the Alexion Pharmaceuticals, Inc. Amended & Restated 2004 Incentive Plan (the “2004 Plan”) was replaced by the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan (the “2017 Plan”), effective as of May 10, 2017 (the “Effective Date”), and to roll over to the 2017 Plan shares of the Company’s common stock, $0.0001 par value (“Common Stock”), registered under the Registration Statements that were subject to awards outstanding under the 2004 Plan on or after March 14, 2017 and that may become available again for awards under the 2017 Plan.
The 2017 Plan authorizes the issuance of up to 10,096,128 shares of Common Stock that were subject to awards outstanding under the 2004 Incentive Plan on or after March 14, 2017 that are subsequently canceled, cash settled, expired, forfeited, or otherwise terminated without the delivery of such shares, subject to the limitations in the 2017 Plan.  No new awards may be made under the 2004 Plan as of the Effective Date.  No additional securities are being registered hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants of 2017 Plan, as applicable, as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate by reference herein the following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 16, 2017, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016, filed with the SEC on March 24, 2017;

(b)	the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on April 27, 2017;

(c)	the Registrant’s Current Reports on Form 8-K filed on March 2, 2017 and March 27, 2017; and

(d)
the description of the Common Stock, which is contained in the Registrant’s registration statement on Form 8-A filed by the Registrant with the SEC under Section 12 of the Exchange Act on February 21, 1997, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”), empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Section EIGHTH of the Registrant’s Certificate of Incorporation, as amended (the “Charter”), provides that the Registrant shall indemnify each person who is or was a director, officer, employee or agent of the Registrant (including the heirs, executors, administrators or estate of such person) or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Charter shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant. Section NINTH of the Charter provides that the Registrant’s directors shall not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant has entered into agreements with each of its directors and executive officers that provides that the Registrant will indemnify each director and executive officer to the fullest extent permitted by law for claims arising in such person’s capacity as a director and/or executive officer of the Registrant, provided that such director and/or executive officer acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Registrant is required under such agreements to advance such person’s expenses in connection with his or her defense, provided that the director and/or executive officer undertakes to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by the Registrant.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

For the list of exhibits, see the Exhibit Index to this Registration Statement which is incorporated by reference into this Item.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Haven, State of Connecticut, on this 11th day of May, 2017.

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Ludwig N. Hantson
Ludwig N. Hantson, Ph.D. Chief Executive Officer Dated: May 11, 2017

By:	/s/ David J. Anderson
David J. Anderson Chief Financial Officer Dated: May 11, 2017

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ludwig N. Hantson and David J. Anderson, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Alexion Pharmaceuticals, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Ludwig N. Hantson	Chief Executive Officer and Director (principal executive officer)	May 11, 2017
Ludwig N. Hantson, Ph.D.

/s/ David J. Anderson	Chief Financial Officer (principal financial oficer)	May 11, 2017
David J. Anderson

/s/ Daniel A. Bazarko	Chief Accounting Officer (principal accounting officer)	May 11, 2017
Daniel A. Bazarko, C.P.A.

/s/ David R. Brennan	Chairman	May 11, 2017
David R. Brennan

/s/ Felix J. Baker	Director	May 11, 2017
Felix J. Baker

/s/ M. Michele Burns	Director	May 11, 2017
M. Michele Burns

/s/ Christopher J. Coughlin	Director	May 11, 2017
Christopher J. Coughlin

/s/ R. Douglas Norby	Director	May 11, 2017
R. Douglas Norby

/s/ Alvin S. Parven	Director	May 11, 2017
Alvin S. Parven

/s/ Andreas Rummelt	Director	May 11, 2017
Andreas Rummelt, Ph.D.

EXHIBIT INDEX

Exhibit

4.1	Certificate of Incorporation (previously filed as Exhibit 3.1 to the registration statement on Form S-3 filed on September 2, 2005 (File No. 333-128085) and incorporated herein by reference).

4.2
Certificate of Amendment of the Certificate of Incorporation (previously filed as Exhibit 3.2 to the Annual Report on Form 10-K filed on February 2, 2012 (File No. 000-27756) and incorporated herein by reference).

4.3	Amended and Restated By-laws (previously filed as Exhibit 3.1 to the current report on Form 8-K filed on January 14, 2016 (File No. 000-27756) and incorporated herein by reference).

4.4	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the registration statement on Form S-1 (File No. 333-00202) and incorporated herein by reference).

4.5*	Alexion Pharmaceuticals, Inc. 2017 Incentive Plan.

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page in Part II)
______________
* Filed herewith.